MOODY'S CORPORATION REPORTS RESULTS
FOR SECOND QUARTER 2025

NEW YORK, NY - July 23, 2025 - Moody's Corporation (NYSE: MCO) today announced results for the second quarter 2025 and updated select metrics within its outlook for full year 20251.

SECOND QUARTER SUMMARY FINANCIALS

Moody’s Corporation (MCO) Revenue	Moody’s Analytics (MA) Revenue	Moody’s Investors Service (MIS) Revenue
2Q 2025	2Q 2025	2Q 2025
$1.9 billion ⇑ 4%	$888 million ⇑ 11%	$1.0 billion flat 0%
YTD 2025	YTD 2025	YTD 2025
$3.8 billion ⇑ 6%	$1.7 billion ⇑ 9%	$2.1 billion ⇑ 4%

MCO Diluted EPS	MCO Adjusted Diluted EPS[2]	MCO FY 2025 Projected[1]
2Q 2025	2Q 2025	Diluted EPS
$3.21 ⇑ 6%	$3.56 ⇑ 9%	$12.25 to $12.75
YTD 2025	YTD 2025	Adjusted Diluted EPS[2]
$6.66 ⇑ 8%	$7.38 ⇑ 11%	$13.50 to $14.00

“This past quarter, Moody’s provided the insights and expertise that helped markets make sense of a complex and rapidly changing global landscape. We continue to innovate and invest in our business as we capitalize on the deep currents that are driving demand for our solutions, and we are strengthening the earnings engine of the company by delivering strong recurring revenue growth combined with real cost discipline.”

Rob Fauber President and Chief Executive Officer

“We are pleased to report a 4% increase in MCO’s second quarter revenues, driven by strong performance across both our business segments. This, combined with the significant expansion in our segments’ adjusted operating margins, highlights the success of our strategy and efficiency initiatives. Based on these results and current market trends, we are updating our expectations for MIS issuance and revenue growth and narrowing the range of our full-year adjusted diluted EPS[2] guidance by $0.25 to $13.50 to $14.00[1], which at the midpoint implies 10% growth versus last year.”

Noémie Heuland Chief Financial Officer

[1] Guidance as of July 23, 2025. Refer to Table 12 - “2025 Outlook” for table of all items for which the Company provides guidance and page 10 for disclosure regarding the assumptions used by the Company with respect to its guidance.
[2] Refer to the tables at the end of this press release for reconciliations of adjusted and constant currency measures to U.S. GAAP.

REVENUE

Moody’s Corporation (MCO)

Second Quarter 2025	Year-to-Date 2025
•MCO revenue was $1.9 billion, a 4% increase from the prior-year period. •Foreign currency translation favorably impacted MCO revenue by 2%.	•MCO revenue increased 6% compared to the prior-year period. •Foreign currency translation had an immaterial impact on MCO’s revenue.

Moody’s Analytics (MA)

Second Quarter 2025	Year-to-Date 2025
•Revenue grew 11%, or 7% on an organic constant currency basis[2], versus the prior-year period, including 13% growth in Decision Solutions, followed by Research and Insights growth of 10% and Data & Information with 8% growth.
•Within Decision Solutions, Banking, Insurance and Know Your Customer (KYC) revenue increased 5%, 14% and 22%, respectively.
•Recurring revenue, comprising 96% of total MA revenue, grew 12% on a reported and 8% on an organic constant currency basis[2].
•Foreign currency translation favorably impacted MA’s revenue by 2%.

•Revenue grew 9% versus the prior-year period.
•Recurring revenue grew 10% on a reported and 8% on an organic constant currency[2] basis.
•ARR[3] of $3.3 billion increased by $246 million during the second quarter, representing 8% growth versus June 30, 2024.
•Decision Solutions ARR[3] grew 10%, including 7% in Banking, 9% in Insurance and 15% in KYC. Research & Insights and Data & Information ARR[3] grew 7% and 6%, respectively.
•Foreign currency translation favorably impacted MA’s revenue by 1%.

[3] Refer to Table 10 at the end of this press release for the definition of and further information on the Annualized Recurring Revenue (ARR) metric.

Moody’s Investors Service (MIS)

Quarterly Revenue ($ millions)
$1,015
$154
$195
$131
$525
2Q 2024
$1,010
$162
$191
$135
$512
2Q 2025
Corporate Finance
Structured Finance
Financial Institutions
Public, Project and Infrastructure Finance
MIS Other

Year-to-Date Revenue ($ millions)
$2,002
$295
$390
$245
$1,054
$2,075
$325
$382
$273
$1,076
2024
2025
Corporate Finance
Structured Finance
Financial Institutions
Public, Project and Infrastructure Finance
MIS Other

Quarterly Changes in
Rated Issuance Volumes & Revenue
Total MIS
(12)%
0%
Investment Grade
16%
18%
Leveraged Loans
(41)%
(33)%
High Yield Bonds
(2)%
0%
Structured Finance
(25)%
3%
Financial Institutions
(2)%
(2)%
Public, Project and Infrastructure Finance
(9)%
5%
Issuance
Revenue

Second Quarter 2025	Year-to-Date 2025
•MIS achieved over $1.0 billion in revenue for the second consecutive quarter, flat compared to the prior-year period despite a 12% decline in issuance, reflecting favorable revenue mix.
•Corporate Finance revenue decline was primarily driven by lower bank loan activity, as M&A remained subdued. This was partially offset by growth in Investment Grade bonds.
•Financial Institutions revenue declined due to a lower volume of infrequent Insurance issuance, given an elevated prior-year comparative.
•Structured Finance revenue grew across most asset classes, as the spread environment remained favorable amidst market volatility.
•Public, Project and Infrastructure Finance revenue growth was driven by U.S. Public Finance.
•Foreign currency translation favorably impacted MIS revenue by 1%.

•Revenue grew 4% compared to the prior-year period.
•Market conditions remained supportive despite periods of volatility, given tight spreads and strong investor demand.
•Corporate Finance revenue growth was primarily driven by Investment Grade issuers due to strong demand for high-quality credits.
•Financial Institutions revenue declined due to lower activity in the Insurance sector, following record prior-year activity.
•Structured Finance revenue growth was primarily driven by CMBS.
•Public, Project and Infrastructure Finance revenue growth came mainly from U.S. Public Finance as issuers tapped the market to get ahead of potential further volatility.
•Foreign currency translation had an immaterial impact on MIS revenue.

OPERATING EXPENSES AND MARGIN

MCO Operating Expenses

Second Quarter 2025	Year-to-Date 2025
•Operating expenses grew 4% compared to the prior-year period, including 2% from restructuring charges as well as 2% from recent acquisitions. Operating growth was 2% as efficiency gains partially offset growth from ongoing investments in the business.
•Foreign currency favorably impacted operating expenses by 1%.

•Operating expenses grew 6% compared to the prior-year period, including 3% from restructuring charges aimed at enabling efficiencies and improving operating leverage, as well as 2% from recent acquisitions. Operating growth, including ongoing investments, was 3%, supported by disciplined expense management.
•Foreign currency had an immaterial impact on operating expenses.

[4] Refer to Table 5 - “Financial Information by Segment (Unaudited)” for more information regarding the “Charges Related to Asset Abandonment” category.

Operating Margin and Adjusted Operating Margin[2]

Quarterly MCO Operating Margin & Adjusted Operating Margin²
42.7%
43.1%
49.6%
50.9%
Operating Margin
Adjusted Operating Margin²
2Q 2024
2Q 2025

Year-to-Date MCO Operating Margin & Adjusted Operating Margin[2]

43.7%
43.5%
50.2%
51.3%
Operating Margin
Adjusted Operating Margin²
2024
2025

Quarterly MA & MIS
Adjusted Operating Margin
28.5%
32.1%
63.2%
64.2%
MA
MIS
2Q 2024
2Q 2025

Year-to-Date MA & MIS
Adjusted Operating Margin
29.1%
31.1%
63.9%
65.1%
MA
MIS
2024
2025

Second Quarter 2025	Year-to-Date 2025
•MCO’s operating margin was 43.1%. MCO’s adjusted operating margin[2] was 50.9%, up 130 basis points from the prior-year period.
•MA’s adjusted operating margin was 32.1%, up 360 basis points from the prior-year period, reflecting strong revenue growth combined with disciplined cost management.
•MIS’s adjusted operating margin was 64.2%, up 100 basis points from the prior-year period.
•Foreign currency translation had an immaterial impact on MCO’s operating and adjusted operating margins[2].

•MCO’s operating margin was 43.5% and MCO’s adjusted operating margin[2] was 51.3%.
•MA’s adjusted operating margin was 31.1%, up 200 basis points from the prior-year period, driven by revenue growth coupled with the benefits from the Strategic and Operational Efficiency Restructuring Program which enabled greater operational efficiency and cost savings.
•MIS’s adjusted operating margin was 65.1%, up 120 basis points from the prior-year period.
•Foreign currency translation had an immaterial impact on MCO’s operating and adjusted operating margins[2].

EARNINGS PER SHARE (EPS)

Diluted EPS and Adjusted Diluted EPS[2]

Second Quarter 2025	Year-to-Date 2025
•Diluted EPS and Adjusted Diluted EPS[2] grew 6% and 9%, respectively, from the prior-year period, due to healthy revenue growth and margin expansion.
•The Effective Tax Rate (ETR) was 25.0%, higher than the 23.1% reported in the prior-year period, primarily attributable to higher non-U.S. and state income taxes, coupled with a decrease in excess tax benefits related to stock-based compensation.

•The increase in both Diluted EPS and Adjusted Diluted EPS[2] from the prior-year period was primarily attributable to higher net income derived from strong revenue growth across both MA and MIS.

•The ETR was 23.6%, in line with the prior-year period, primarily due to an increase in current year state income taxes and earnings from non-U.S. operations subject to higher income tax rates in foreign jurisdictions.

CAPITAL ALLOCATION AND LIQUIDITY

Capital Returned to Shareholders & Free Cash Flow[2]

•Cash flow from operations was $1,300 million and free cash flow[2] was $1,140 million.
•The decrease in both operating cash flow and free cash flow[2] was primarily driven by higher tax and incentive compensation payments compared to the prior-year period.
•On July 22, 2025, the Board of Directors declared a regular quarterly dividend of $0.94 per share of MCO Common Stock, an 11% increase from the prior year’s quarterly dividend of $0.85 per share. The dividend will be payable on September 5, 2025, to stockholders of record at the close of business on August 15, 2025.
•During the second quarter of 2025, Moody’s repurchased 0.6 million shares at an average cost of $460.76 per share and issued net 39 thousand shares as part of its employee stock-based compensation programs. The net amount included shares withheld for employee payroll taxes.
•As of June 30, 2025, Moody’s had 179.4 million shares outstanding, with approximately $0.9 billion of share repurchase authority remaining. There is no established expiration date for the remaining authorization.
•As of June 30, 2025, Moody's had $7.0 billion of outstanding debt and an undrawn $1.25 billion revolving credit facility.

ASSUMPTIONS AND OUTLOOK
Moody’s updated outlook for full year 2025, as of July 23, 2025, reflects assumptions about numerous factors that could affect its business and is based on currently available information reviewed by management through, and as of, today’s date. These assumptions include, but are not limited to, the effects of current economic conditions, including tariff and trade policies, the effects of interest rates, inflation, foreign currency exchange rates, capital markets’ liquidity, and activity in different sectors of the debt markets. Except to the extent specifically stated otherwise, this outlook does not take into account any acquisitions or dispositions that have not closed prior to the date of this release. This outlook also reflects uncertainties about global GDP growth and could be affected by the impact of changes in international economic conditions, geopolitical events, and international trade and economic policies. Actual full year 2025 results could differ materially from Moody’s current outlook.
This outlook incorporates various specific macroeconomic assumptions, including:

Forecasted Item	Last Publicly Disclosed Assumption	Current Assumption
U.S. GDP (1) growth	0.0% - 1.0%	0.5% - 1.5%
Euro area GDP (1) growth	0.0% - 1.0%	0.5% - 1.5%
Global GDP (1) growth	1.0% - 2.0%	1.5% - 2.5%
Global policy rates	Expecting two cuts from the U.S. Fed in 2H25. Other Central Banks to maintain easing bias	NC
U.S. high yield spreads	To widen to around 460 bps over the next 12 months, close to historical average of around 500 bps	To widen to around 430 bps over the next 12 months, below long-term average of around 500 bps
U.S. inflation rate	3.5% - 4.5%	2.5% - 3.5%
Euro area inflation rate	2.0% - 2.5%	NC
U.S. unemployment rate	4.0% - 5.0% during 2025	NC
Global high yield default rate	To decline to 3.1% by year-end	To decline to around 3.6% by year-end
Global MIS rated issuance	Decrease in the low-single-digit to high-single-digit percent range	Decrease in the low-single-digit to mid-single-digit percent range
GBP/USD exchange rate	$1.29 for the remainder of the year	$1.37 for the remainder of the year
EUR/USD exchange rate	$1.08 for the remainder of the year	$1.17 for the remainder of the year
NC - There is no difference between the Company’s current assumption and the last publicly disclosed assumption for this item.
Note: All current assumptions are as of July 23, 2025.
(1) GDP growth represents real GDP.

A full summary of Moody's full year 2025 guidance as of July 23, 2025, is included in Table 12 – “2025 Outlook” at the end of this press release.

TELECONFERENCE DETAILS

Date and Time	July 23, 2025, at 9:00 a.m. Eastern Time (ET).
Webcast	The webcast and its replay can be accessed through Moody’s Investor Relations website, ir.moodys.com, within “Events & Presentations.”
Dial In	U.S. and Canada	‘+1-888-596-4144
	Other callers	‘+1-646-968-2525
	Passcode	515 6491
Dial In Replay	A replay will be available immediately after the call on July 23, 2025 and until July 30, 2025.
	U.S. and Canada	‘+1-800-770-2030
	Other callers	‘+1-609-800-9909
	Passcode	515 6491

ABOUT MOODY’S CORPORATION
In a world shaped by increasingly interconnected risks, Moody’s (NYSE:MCO) data, insights, and innovative technologies help customers develop a holistic view of their world and unlock opportunities. With a rich history of experience in global markets and a diverse workforce of approximately 16,000 across more than 40 countries, Moody’s gives customers the comprehensive perspective needed to act with confidence and thrive. Learn more at moodys.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Certain statements contained in this document are forward-looking statements and are based on future expectations, plans and prospects for Moody’s business and operations that involve a number of risks and uncertainties. Such statements involve estimates, projections, goals, forecasts, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements. The forward-looking statements and other information in this document are made as of the date hereof, and Moody’s undertakes no obligation (nor does it intend) to publicly supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise, except as required by applicable law or regulation. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Moody’s is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors, risks and uncertainties include, but are not limited to: the uncertain effects of U.S. and foreign government actions affecting international trade and economic policy, including changes and volatility in tariffs and trade policies and retaliatory actions, on credit markets, customers and customer retention, and demand for our products and services; the impact of general economic conditions (including significant government debt and deficit levels, and inflation or recessions and related monetary policy actions by governments in response thereto) on worldwide credit markets and on economic activity, including on the level of merger and acquisition activity, and their effects on the volume of debt and other securities issued in domestic and/or global capital markets; the uncertain effects of U.S. and foreign government initiatives and monetary policy to respond to the current economic climate, including instability of financial institutions, credit quality concerns, and other potential impacts of volatility in financial and credit markets; the impact of geopolitical events and actions, such as the Russia-Ukraine military conflict and military conflict in the Middle East, and of tensions and disputes in political and global relations, on volatility in world financial markets, on general economic conditions and GDP in the U.S. and worldwide and on Moody’s own operations and personnel; other matters that could affect the volume of debt and other securities issued in domestic and/or global capital markets, including regulation, increased utilization of technologies that have the potential to intensify competition and accelerate disruption and disintermediation in the financial services industry, as well as the number of issuances of securities without ratings or securities which are rated or evaluated by non-traditional parties; the level of merger and acquisition activity in the U.S. and abroad; the impact of MIS’s withdrawal of its credit ratings on countries or entities within countries and of Moody’s no longer conducting commercial operations in countries where political instability warrants such actions; concerns in the marketplace affecting our credibility or otherwise affecting market perceptions of the integrity or utility of independent credit agency ratings; the introduction or development of competing and/or emerging technologies and products; pricing pressure from competitors and/or customers; the level of success of new product development and global expansion; the impact of regulation as an NRSRO, the potential for new U.S., state and local legislation and regulations; the potential for increased competition and regulation in the jurisdictions in which we operate, including the EU; exposure to litigation related to our rating opinions, as well as any other litigation, government and regulatory proceedings, investigations and inquiries to which Moody’s may be subject from time to time; provisions in U.S. legislation modifying the pleading standards and EU regulations modifying the liability standards applicable to CRAs in a manner adverse to CRAs; provisions of EU regulations imposing additional procedural and substantive requirements on the pricing of services and the expansion of supervisory remit to include non-EU ratings used for regulatory purposes; uncertainty regarding the future relationship between the U.S. and China; the possible loss of key employees and the impact of the global labor environment; failures or malfunctions of our operations and infrastructure; any vulnerabilities to cyber threats or other cybersecurity concerns; the timing and effectiveness of our restructuring programs; currency and foreign exchange volatility; the outcome of any review by tax authorities of Moody’s global tax planning initiatives; exposure to potential criminal sanctions or civil remedies if Moody’s fails to comply with foreign and U.S. laws and regulations that are applicable in the jurisdictions in which Moody’s operates, including data protection and privacy laws, sanctions laws, anti-corruption laws, and local laws prohibiting corrupt payments to government officials; the impact of mergers, acquisitions, or other business combinations and the ability of Moody’s to successfully integrate acquired businesses; the level of future cash flows; the levels of capital investments; and a decline in the demand for credit risk management tools by financial institutions, corporate or government entities. These factors, risks and uncertainties as well as other risks and uncertainties that could cause Moody’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements are described in greater detail under “Risk Factors” in Part I, Item 1A of Moody’s annual report on Form 10-K for the year ended December 31, 2024, and in other filings made by the Company from time to time with the SEC or in materials incorporated herein or therein. Stockholders and investors are cautioned that the occurrence of any of these factors, risks and uncertainties may cause the Company’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements, which could have a material and adverse effect on the Company’s business, results of operations and financial condition. New factors may emerge from time to time, and it is not possible for the Company to predict new factors, nor can the Company assess the potential effect of any new factors on it. Forward-looking and other statements in this document may also address our corporate responsibility progress, plans, and goals (including sustainability and environmental matters), and the inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in the Company’s filings with the Securities and Exchange Commission. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

Table 1 - Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Amounts in millions, except per share amounts	2025	2024	2025	2024

Revenue	$1,898	$1,817	$3,822	$3,603

Expenses:
Operating	489	469	980	936
Selling, general and administrative	443	446	882	859
Depreciation and amortization	120	110	233	210
Restructuring	27	2	60	7
Charges related to asset abandonment	1	15	3	15
Total expenses	1,080	1,042	2,158	2,027

Operating income	818	775	1,664	1,576
Non-operating (expense) income, net
Interest expense, net	(61)	(63)	(122)	(125)
Other non-operating income, net	15	7	34	20
Total non-operating (expense) income, net	(46)	(56)	(88)	(105)
Income before provision for income taxes	772	719	1,576	1,471
Provision for income taxes	193	166	372	341
Net income	579	553	1,204	1,130
Less: Net income attributable to noncontrolling interests	1	1	1	1
Net income attributable to Moody's	$578	$552	$1,203	$1,129

Earnings per share attributable to Moody's common shareholders
Basic	$3.22	$3.03	$6.69	$6.19
Diluted	$3.21	$3.02	$6.66	$6.16

Weighted average number of shares outstanding
Basic	179.7	182.3	179.9	182.5
Diluted	180.2	183.0	180.5	183.2

Table 2 - Condensed Consolidated Balance Sheet Data (Unaudited)

Amounts in millions	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$2,174	$2,408
Short-term investments	116	566
Accounts receivable, net of allowance for credit losses of $33 in 2025 and $32 in 2024	1,776	1,801
Other current assets	573	515
Total current assets	4,639	5,290
Property and equipment, net of accumulated depreciation of $1,587 in 2025 and $1,453 in 2024	689	656
Operating lease right-of-use assets	226	216
Goodwill	6,481	5,994
Intangible assets, net	1,989	1,890
Deferred tax assets, net	318	293
Other assets	1,145	1,166
Total assets	$15,487	$15,505
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$968	$1,344
Current portion of operating lease liabilities	101	102
Current portion of long-term debt	—	697
Deferred revenue	1,578	1,454
Total current liabilities	2,647	3,597
Non-current portion of deferred revenue	57	57
Long-term debt	6,967	6,731
Deferred tax liabilities, net	355	449
Uncertain tax positions	226	211
Operating lease liabilities	214	216
Other liabilities	913	517
Total liabilities	11,379	11,778

Total Moody's shareholders' equity	3,949	3,565
Noncontrolling interests	159	162
Total shareholders' equity	4,108	3,727
Total liabilities, noncontrolling interests and shareholders' equity	$15,487	$15,505

Table 3 - Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
Amounts in millions	2025	2024
Cash flows from operating activities
Net income	$1,204	$1,130
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	233	210
Stock-based compensation	117	109
Non-cash restructuring charges	7	—
Deferred income taxes	17	25
Provision for credit losses on accounts receivable	6	10
Net changes in other operating assets and liabilities	(284)	(23)
Net cash provided by operating activities	1,300	1,461

Cash flows from investing activities
Capital additions	(160)	(171)
Purchases of investments	(118)	(87)
Sales and maturities of investments	579	81
Purchases of investments in non-consolidated affiliates	(12)	(2)
Receipts from settlement of net investment hedges	32	—
Cash paid for acquisitions, net of cash acquired	(223)	(12)
Net cash provided by (used in) investing activities	98	(191)

Cash flows from financing activities
Repayment of notes	(700)	—
Proceeds from stock-based compensation plans	32	45
Repurchase of shares related to stock-based compensation	(88)	(82)
Treasury shares	(657)	(384)
Dividends	(366)	(309)
Dividends to noncontrolling interests	(1)	(1)
Net cash used in financing activities	(1,780)	(731)
Effect of exchange rate changes on cash and cash equivalents	148	(34)
(Decrease) increase in cash and cash equivalents	(234)	505
Cash and cash equivalents, beginning of period	2,408	2,130
Cash and cash equivalents, end of period	$2,174	$2,635

Table 4 - Non-Operating (Expense) Income, Net (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Amounts in millions	2025	2024	2025	2024
Interest:
Income	$13	$23	$37	$45
Expense on borrowings(1)	(62)	(74)	(134)	(148)
Expense on UTPs and other tax related liabilities	(5)	(5)	(11)	(9)
Net periodic pension costs - interest component	(7)	(7)	(14)	(13)
Interest expense, net	$(61)	$(63)	$(122)	$(125)
Other non-operating income, net:
FX gains (losses)	$2	$(4)	$(3)	$(7)
Net periodic pension income - non-service and non-interest cost components	9	8	18	16
Income from investments in non-consolidated affiliates	3	2	14	2
Gain on investments	2	5	5	8
Other	(1)	(4)	—	1
Other non-operating income, net	$15	$7	$34	$20
Total non-operating (expense) income, net	$(46)	$(56)	$(88)	$(105)

(1) Expense on borrowings includes interest on long-term debt and realized gains/losses related to interest rate swaps and cross currency swaps.

Table 5 - Financial Information by Segment (Unaudited)
The table below shows revenue and Adjusted Operating Income by reportable segment. Adjusted Operating Income is a financial metric utilized by the Company’s chief operating decision maker to assess the profitability of each reportable segment.

	Three Months Ended June 30,
	2025				2024
Amounts in millions	MA	MIS	Eliminations	Consolidated	MA	MIS	Eliminations	Consolidated
Total external revenue	$888	$1,010	$—	$1,898	$802	$1,015	$—	$1,817
Intersegment revenue	3	50	(53)	—	4	49	(53)	—
Total revenue	891	1,060	(53)	1,898	806	1,064	(53)	1,817
Compensation expense	355	280	—	635	336	277	—	613
Non-compensation expense	200	97	—	297	191	111	—	302
Intersegment expense	50	3	(53)	—	49	4	(53)	—
Operating, SG&A	605	380	(53)	932	576	392	(53)	915
Adjusted Operating Income	$286	$680	$—	$966	$230	$672	$—	$902
Adjusted Operating Margin	32.1%	64.2%		50.9%	28.5%	63.2%		49.6%
Depreciation and amortization	97	23	—	120	90	20	—	110
Restructuring	18	9	—	27	1	1	—	2
Charges related to asset abandonment (1)	1	—	—	1	15	—	—	15
Operating income				$818				$775
Operating margin				43.1%				42.7%
Non-operating (expense) income, net				(46)				(56)
Income before provision for income taxes				$772				$719

	Six Months Ended June 30,
	2025				2024
Amounts in millions	MA	MIS	Eliminations	Consolidated	MA	MIS	Eliminations	Consolidated
Total external revenue	$1,747	$2,075	$—	$3,822	$1,601	$2,002	$—	$3,603
Intersegment revenue	6	99	(105)	—	7	96	(103)	—
Total revenue	1,753	2,174	(105)	3,822	1,608	2,098	(103)	3,603
Compensation expense	717	560	—	1,277	673	549	—	1,222
Non-compensation expense	392	193	—	585	371	202	—	573
Intersegment expense	99	6	(105)	—	96	7	(103)	—
Operating, SG&A	1,208	759	(105)	1,862	1,140	758	(103)	1,795
Adjusted Operating Income	$545	$1,415	$—	$1,960	$468	$1,340	$—	$1,808
Adjusted Operating Margin	31.1%	65.1%		51.3%	29.1%	63.9%		50.2%
Depreciation and amortization	191	42	—	233	172	38	—	210
Restructuring	44	16	—	60	3	4	—	7
Charges related to asset abandonment (1)	3	—	—	3	15	—	—	15
Operating income				$1,664				$1,576
Operating margin				43.5%				43.7%
Non-operating (expense) income, net				(88)				(105)
Income before provision for income taxes				$1,576				$1,471
(1) The charges related to asset abandonment for the three and six months ended June 30, 2025 relate to severance incurred pursuant to a reduction in staff due to the Company's decision in 2024 to outsource the production of certain sustainability content utilized in our product offerings.

Table 6 - Transaction and Recurring Revenue (Unaudited)
The following tables summarize the split between transaction revenue and recurring revenue. In the MA segment, recurring revenue represents subscription-based revenue and software maintenance revenue. Transaction revenue in MA represents revenue from one-time sales, including those from perpetual software license fees, software implementation services, risk management advisory projects, and training and certification services. In the MIS segment, excluding MIS Other, transaction revenue represents the initial rating of a new debt issuance, as well as other one-time fees, while recurring revenue represents recurring monitoring fees of a rated debt obligation and/or entities that issue such obligations, as well as revenue from programs such as commercial paper, medium-term notes and shelf registrations. In MIS Other, transaction revenue represents revenue from professional services, while recurring revenue represents financial instrument pricing services.

	Three Months Ended June 30,
	2025			2024
Amounts in millions	Transaction	Recurring	Total	Transaction	Recurring	Total

Decision Solutions
Banking	$25	$113	$138	$28	$103	$131
	18%	82%	100%	21%	79%	100%
Insurance	$6	$162	$168	$4	$143	$147
	4%	96%	100%	3%	97%	100%
KYC	$—	$107	$107	$1	$87	$88
	—%	100%	100%	1%	99%	100%
Total Decision Solutions	$31	$382	$413	$33	$333	$366
	8%	92%	100%	9%	91%	100%
Research & Insights	$3	$246	$249	$3	$223	$226
	1%	99%	100%	1%	99%	100%
Data & Information	$2	$224	$226	$2	$208	$210
	1%	99%	100%	1%	99%	100%
Total MA	$36	$852	$888	$38	$764	$802
	4%	96%	100%	5%	95%	100%

Corporate Finance	$365	$147	$512	$388	$137	$525
	71%	29%	100%	74%	26%	100%
Structured Finance	$74	$61	$135	$76	$55	$131
	55%	45%	100%	58%	42%	100%
Financial Institutions	$108	$83	$191	$115	$80	$195
	57%	43%	100%	59%	41%	100%
Public, Project and Infrastructure Finance	$113	$49	$162	$110	$44	$154
	70%	30%	100%	71%	29%	100%
MIS Other	$3	$7	$10	$3	$7	$10
	30%	70%	100%	30%	70%	100%
Total MIS	$663	$347	$1,010	$692	$323	$1,015
	66%	34%	100%	68%	32%	100%

Total Moody's Corporation	$699	$1,199	$1,898	$730	$1,087	$1,817
	37%	63%	100%	40%	60%	100%

Table 6 - Transaction and Recurring Revenue (Unaudited) Continued

	Six Months Ended June 30,
	2025			2024
Amounts in millions	Transaction	Recurring	Total	Transaction	Recurring	Total
Decision Solutions
Banking	$51	$228	$279	$57	$208	$265
	18%	82%	100%	22%	78%	100%
Insurance	$12	$319	$331	$14	$277	$291
	4%	96%	100%	5%	95%	100%
KYC	$—	$208	$208	$3	$172	$175
	—%	100%	100%	2%	98%	100%
Total Decision Solutions	$63	$755	$818	$74	$657	$731
	8%	92%	100%	10%	90%	100%
Research & Insights	$6	$479	$485	$6	$442	$448
	1%	99%	100%	1%	99%	100%
Data & Information	$4	$440	$444	$5	$417	$422
	1%	99%	100%	1%	99%	100%
Total MA	$73	$1,674	$1,747	$85	$1,516	$1,601
	4%	96%	100%	5%	95%	100%

Corporate Finance	$792	$284	$1,076	$787	$267	$1,054
	74%	26%	100%	75%	25%	100%
Structured Finance	$152	$121	$273	$135	$110	$245
	56%	44%	100%	55%	45%	100%
Financial Institutions	$217	$165	$382	$237	$153	$390
	57%	43%	100%	61%	39%	100%
Public, Project and Infrastructure Finance	$229	$96	$325	$206	$89	$295
	70%	30%	100%	70%	30%	100%
MIS Other	$5	$14	$19	$4	$14	$18
	26%	74%	100%	22%	78%	100%
Total MIS	$1,395	$680	$2,075	$1,369	$633	$2,002
	67%	33%	100%	68%	32%	100%

Total Moody's Corporation	$1,468	$2,354	$3,822	$1,454	$2,149	$3,603
	38%	62%	100%	40%	60%	100%

Table 7 - Adjusted Operating Income and Adjusted Operating Margin (Unaudited)
The Company presents Adjusted Operating Income and Adjusted Operating Margin because management deems these metrics to be useful measures to provide additional perspective on Moody's operating performance. Adjusted Operating Income excludes the impact of: i) depreciation and amortization; ii) restructuring charges/adjustments; and iii) charges related to asset abandonment. Depreciation and amortization are excluded because companies utilize productive assets of different estimated useful lives and use different methods of acquiring and depreciating productive assets. Restructuring charges/adjustments and charges related to asset abandonment, which the Company believes are not reflective of its ongoing operating cost structure, are excluded as the frequency and magnitude of these charges may vary widely across periods and companies.
Management believes that the exclusion of the aforementioned items, as detailed in the reconciliation below, allows for an additional perspective on the Company’s operating results from period to period and across companies. The Company defines Adjusted Operating Margin as Adjusted Operating Income divided by revenue.

Below is a reconciliation of these measures to their most directly comparable U.S. GAAP measures:

	Three Months Ended June 30,		Six Months Ended June 30,
Amounts in millions	2025	2024	2025	2024
Operating income	$818	$775	$1,664	$1,576
Depreciation and amortization	120	110	233	210
Restructuring	27	2	60	7
Charges related to asset abandonment	1	15	3	15
Adjusted Operating Income	$966	$902	$1,960	$1,808
Operating margin	43.1%	42.7%	43.5%	43.7%
Adjusted Operating Margin	50.9%	49.6%	51.3%	50.2%

Table 8 - Free Cash Flow (Unaudited)
The Company defines Free Cash Flow as net cash provided by operating activities minus cash paid for capital additions. Management believes that Free Cash Flow is a useful metric in assessing the Company’s cash flows to service debt, pay dividends and to fund acquisitions and share repurchases. Management deems capital expenditures essential to the Company’s product and service innovations and maintenance of Moody’s operational capabilities. Accordingly, capital expenditures are deemed to be a recurring use of Moody’s cash flow.
Below is a reconciliation of the Company’s net cash flows from operating activities to Free Cash Flow:

	Six Months Ended June 30,
Amounts in millions	2025	2024
Net cash provided by operating activities	$1,300	$1,461
Capital additions	(160)	(171)
Free Cash Flow	$1,140	$1,290
Net cash provided by (used in) investing activities	$98	$(191)
Net cash used in financing activities	$(1,780)	$(731)

Table 9 - Organic Constant Currency Revenue Growth (Unaudited)
The Company presents organic constant currency revenue growth (decline) as its non-GAAP measure of revenue growth (decline). Management deems this measure to be useful in providing additional perspective in assessing the Company's revenue growth (decline) excluding both the inorganic revenue impacts from certain acquisition activity and the impacts of changes in foreign exchange rates. The Company calculates the dollar impact of foreign exchange as the difference between the translation of its current period non-USD functional currency results using comparative prior period weighted average foreign exchange translation rates and current year reported results.
Below is a reconciliation of the Company's reported revenue and growth (decline) rates to its organic constant currency revenue growth (decline) measures:

	Three Months Ended June 30,				Six Months Ended June 30,
Amounts in millions	2025	2024	Change	Growth	2025	2024	Change	Growth
MCO revenue	$1,898	$1,817	$81	4%	$3,822	$3,603	$219	6%
FX impact	(27)	—	(27)		(13)	—	(13)
Inorganic revenue from acquisitions	(17)	—	(17)		(32)	—	(32)
Organic constant currency MCO revenue	$1,854	$1,817	$37	2%	$3,777	$3,603	$174	5%

MA revenue	$888	$802	$86	11%	$1,747	$1,601	$146	9%
FX impact	(15)	—	(15)		(7)	—	(7)
Inorganic revenue from acquisitions	(14)	—	(14)		(25)	—	(25)
Organic constant currency MA revenue	$859	$802	$57	7%	$1,715	$1,601	$114	7%

Decision Solutions revenue	$413	$366	$47	13%	$818	$731	$87	12%
FX impact	(5)	—	(5)		(2)	—	(2)
Inorganic revenue from acquisitions	(14)	—	(14)		(25)	—	(25)
Organic constant currency Decision Solutions revenue	$394	$366	$28	8%	$791	$731	$60	8%

Research and Insights revenue	$249	$226	$23	10%	$485	$448	$37	8%
FX impact	(4)	—	(4)		(3)	—	(3)
Constant currency Research and Insights revenue	$245	$226	$19	8%	$482	$448	$34	8%

Data and Information revenue	$226	$210	$16	8%	$444	$422	$22	5%
FX impact	(6)	—	(6)		(2)	—	(2)
Constant currency Data and Information revenue	$220	$210	$10	5%	$442	$422	$20	5%

MA recurring revenue	$852	$764	$88	12%	$1,674	$1,516	$158	10%
FX impact	(15)	—	(15)		(8)	—	(8)
Inorganic recurring revenue from acquisitions	(13)	—	(13)		(24)	—	(24)
Organic constant currency MA recurring revenue	$824	$764	$60	8%	$1,642	$1,516	$126	8%

MIS revenue	$1,010	$1,015	$(5)	—%	$2,075	$2,002	$73	4%
FX impact	(12)	—	(12)		(6)	—	(6)
Inorganic revenue from acquisitions	(3)	—	(3)		(7)	—	(7)
Organic constant currency MIS revenue	$995	$1,015	$(20)	(2)%	$2,062	$2,002	$60	3%

CFG revenue	$512	$525	$(13)	(2)%	$1,076	$1,054	$22	2%
FX impact	(7)	—	(7)		(4)	—	(4)
Inorganic revenue from acquisitions	(1)	—	(1)		(2)	—	(2)
Organic constant currency CFG revenue	$504	$525	$(21)	(4)%	$1,070	$1,054	$16	2%

FIG revenue	$191	$195	$(4)	(2)%	$382	$390	$(8)	(2)%
FX impact	(2)	—	(2)		—	—	—
Inorganic revenue from acquisitions	(2)	—	(2)		(5)	—	(5)
Organic constant currency FIG revenue	$187	$195	$(8)	(4)%	$377	$390	$(13)	(3)%

Table 10 - Key Performance Metrics - Annualized Recurring Revenue (Unaudited)
The Company presents Annualized Recurring Revenue (“ARR”) on an organic constant currency basis for its MA business as a supplemental performance metric to provide additional insight on the estimated value of MA's recurring revenue contracts at a given point in time. The Company uses ARR to manage and monitor performance of its MA operating segment and believes that this metric is a key indicator of the trajectory of MA's recurring revenue base.
The Company calculates ARR by taking the total recurring contract value for each active renewable contract as of the reporting date, divided by the number of days in the contract and multiplied by 365 days to create an annualized value. The Company defines renewable contracts as subscriptions, term licenses, maintenance and renewable services. ARR excludes transaction sales including one-time training, services and perpetual licenses. In order to compare period-over-period ARR excluding the effects of foreign currency translation, the Company bases the calculation on currency rates utilized in its current year operating budget and holds these FX rates constant for the duration of all current and prior periods being reported. Additionally, ARR excludes contracts related to acquisitions to provide additional perspective in assessing growth excluding the impacts from certain acquisition activity.
The Company’s definition of ARR may differ from definitions utilized by other companies reporting similarly named measures, and this metric should be viewed in addition to, and not as a substitute for, financial measures presented in accordance with U.S. GAAP.

Amounts in millions	June 30, 2025	June 30, 2024	Change	Growth
MA ARR
Decision Solutions
Banking	$456	$427	$29	7%
Insurance	616	563	53	9%
KYC	395	342	53	15%
Total Decision Solutions	$1,467	$1,332	$135	10%
Research and Insights	956	892	64	7%
Data and Information	874	827	47	6%
Total MA ARR	$3,297	$3,051	$246	8%

Table 11 - Adjusted Net Income and Adjusted Diluted EPS Attributable to Moody's Common Shareholders (Unaudited)
The Company presents Adjusted Net Income and Adjusted Diluted EPS because management deems these metrics to be useful measures to provide additional perspective on Moody’s operating performance. Adjusted Net Income and Adjusted Diluted EPS exclude the impact of: i) amortization of acquired intangible assets; ii) restructuring charges/adjustments; and iii) charges related to asset abandonment.
The Company excludes the impact of amortization of acquired intangible assets as companies utilize intangible assets with different estimated useful lives and have different methods of acquiring and amortizing intangible assets. These intangible assets were recorded as part of acquisition accounting and contribute to revenue generation. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized. Furthermore, the timing and magnitude of business combination transactions are not predictable and the purchase price allocated to amortizable intangible assets and the related amortization period are unique to each acquisition and can vary significantly from period to period and across companies. Restructuring charges/adjustments and charges related to asset abandonment, which the Company believes are not reflective of its ongoing operating cost structure, are excluded as the frequency and magnitude of these items may vary widely across periods and companies.
The Company excludes the aforementioned items to provide additional perspective when comparing net income and diluted EPS from period to period and across companies as the frequency and magnitude of similar transactions may vary widely across periods.
Below is a reconciliation of these measures to their most directly comparable U.S. GAAP measures:

	Three Months Ended June 30,				Six Months Ended June 30,
Amounts in millions	2025		2024		2025		2024
Net Income attributable to Moody's common shareholders		$578		$552		$1,203		$1,129
Pre-tax Acquisition-Related Intangible Amortization Expenses	$55		$48		$108		$97
Tax on Acquisition-Related Intangible Amortization Expenses	(13)		(12)		(26)		(24)
Net Acquisition-Related Intangible Amortization Expenses		42		36		82		73
Pre-tax restructuring	$27		$2		$60		$7
Tax on restructuring	(7)		(1)		(15)		(2)
Net restructuring		20		1		45		5
Pre-tax charges related to asset abandonment	$1		$15		$3		$15
Tax on charges related to asset abandonment	(1)		(4)		(1)		(4)
Net charges related to asset abandonment		—		11		2		11
Adjusted Net Income		$640		$600		$1,332		$1,218

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
Diluted earnings per share attributable to Moody's common shareholders		$3.21		$3.02		$6.66		$6.16
Pre-tax Acquisition-Related Intangible Amortization Expenses	$0.31		$0.26		$0.60		$0.53
Tax on Acquisition-Related Intangible Amortization Expenses	(0.07)		(0.07)		(0.14)		(0.13)
Net Acquisition-Related Intangible Amortization Expenses		0.24		0.19		0.46		0.40
Pre-tax restructuring	$0.15		$0.01		$0.33		$0.04
Tax on restructuring	(0.04)		—		(0.08)		(0.01)
Net restructuring		0.11		0.01		0.25		0.03
Pre-tax charges related to asset abandonment	$0.01		$0.08		$0.02		$0.08
Tax on charges related to asset abandonment	(0.01)		(0.02)		(0.01)		(0.02)
Net charges related to asset abandonment		—		0.06		0.01		0.06
Adjusted Diluted EPS		$3.56		$3.28		$7.38		$6.65

Note: The tax impacts in the tables above were calculated using tax rates in effect in the jurisdiction for which the item relates.

Table 12 - 2025 Outlook
Moody’s updated outlook for full year 2025, as of July 23, 2025, reflects assumptions about numerous factors that could affect its business and is based on currently available information reviewed by management through, and as of, today’s date. For a complete list of these assumptions, please refer to “Assumptions and Outlook” on page 10 of this earnings release.

Full Year 2025 Moody's Corporation Guidance as of July 23, 2025
Moody's Corporation (MCO)	Last Publicly Disclosed Guidance	Current Guidance
Revenue	Increase in the mid-single-digit percent range	NC
Operating Expenses	Increase in the low-to-mid-single-digit percent range	NC
Operating Margin	42% to 43%	NC
Adjusted Operating Margin (1)	49% to 50%	NC
Interest Expense, Net	$220 million to $240 million	NC
Effective Tax Rate	23% to 25%	NC
Diluted EPS	$12.00 to $12.75	$12.25 to $12.75
Adjusted Diluted EPS (1)	$13.25 to $14.00	$13.50 to $14.00
Operating Cash Flow	$2.65 to $2.85 billion	NC
Free Cash Flow (1)	$2.30 to $2.50 billion	NC
Share Repurchases	At least $1.3 billion (subject to available cash, market conditions, M&A opportunities and other ongoing capital allocation decisions)	NC
Moody's Analytics (MA)	Last Publicly Disclosed Guidance	Current Guidance
MA Revenue	Increase in the high-single-digit percent range	NC
ARR (2)	Increase in the high-single-digit percent range	NC
MA Adjusted Operating Margin	32% to 33%	NC
Moody's Investors Service (MIS)	Last Publicly Disclosed Guidance	Current Guidance
MIS Revenue	Flat to increase in the mid-single-digit percent range	Increase in the low-single-digit to mid-single-digit percent range
MIS Adjusted Operating Margin	61% to 62%	NC
NC - There is no difference between the Company’s current guidance and the last publicly disclosed guidance for this item.
Note: All current guidance as of July 23, 2025.
(1) These metrics are adjusted measures. See below for reconciliation of these measures to their comparable U.S. GAAP measure.
(2) Refer to Table 10 within this earnings release for the definition of and further information on the ARR metric.

The following are reconciliations of the Company's adjusted forward-looking measures to their comparable U.S. GAAP measure:

Projected for the Year Ended December 31, 2025
Operating margin guidance	42% to 43%
Depreciation and amortization	Approximately 6%
Restructuring	Approximately 1%
Charges Related to Asset Abandonment	Negligible
Adjusted Operating Margin guidance	49% to 50%

Projected for the Year Ended December 31, 2025
Operating cash flow guidance	$2.65 to $2.85 billion
Less: Capital expenditures	Approximately $350 million
Free Cash Flow guidance	$2.30 to $2.50 billion

Projected for the Year Ended December 31, 2025
Diluted EPS guidance	$12.25 to $12.75
Acquisition-Related Intangible Amortization	Approximately $0.90
Restructuring	Approximately $0.35
Charges Related to Asset Abandonment	Negligible
Adjusted Diluted EPS guidance	$13.50 to $14.00